UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 4, 2013

 BROADCAST INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6952 S. HIGH TECH DRIVE, SUITE C MIDVALE, UTAH 84047-3772	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

Item 1.02.  Termination of a Material Definitive Agreement

On November 4, 2013, the Agreement and Plan of Merger and Reorganization dated January 6, 2013 (as amended, the “Merger Agreement) among Broadcast International, Inc. (“Broadcast”), Alta Acquisition Corporation and AllDigital Holdings, Inc. (“AllDigital”) was terminated.

Section 8.1(b) of the Merger Agreement provides that either Broadcast or AllDigital may terminate the Agreement if the Merger is not consummated by October 31, 2013, provided that such failure is not attributable to the terminating party’s failure to perform its obligations under the Merger Agreement.  On November 4, 2013, Broadcast notified AllDigital that it terminated the Merger Agreement pursuant to Section 8.1(b), effective immediately.

Following delivery of Broadcast’s notice of termination, AllDigital responded by asserting that the Merger did not close because Broadcast failed to perform its obligations and that Broadcast was not entitled to terminate under Section 8.1(b).  AllDigital further notified Broadcast that it was terminating the Merger Agreement for cause based on Broadcast’s alleged breach of the non-solicitation covenants in the Merger Agreement, which AllDigital asserts triggers a termination fee of $100,000 and 4% of the equity of Broadcast on a non-diluted basis, and for various other alleged misrepresentations and breaches.  Broadcast disputes AllDigital’s allegations and assertions, denies that AllDigital is entitled to any termination fee and reserves the right to pursue damages from AllDigital arising from AllDigital’s actions in relation to the Merger Agreement.

In connection with the termination of the Merger Agreement, Broadcast filed requests to withdraw its Registration Statements on Form S-4 (File Nos. 333-189869 and 333-190898) with the Securities and Exchange Commission on November 6, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2013.

BROADCAST INTERNATIONAL, INC.
a Utah corporation

	By:	/s/ James E. Solomon
Name: James E. Solomon
Title: CFO

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